UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

LEGACY MINING LTD.
(Exact name of registrant as specified in its charter.)

Nevada	N/A
(State of incorporation of organization)	(I.R.S. Employer Identification Number)

Suite 806, 1288 Alberni Street
Vancouver, British Columbia, Canada, V6E 4N5
(Address of principal executive offices, including zip code.)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange of which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the
following box. [   ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box.[X]

Securities Act registration statement file number to which this form relates: Form SB-2;
File No. 333-138672

Securities to be registered pursuant to Section 12(g) of the Act:
Common stock, par value of $0.0001
(Title of Class)

ITEM 1.        DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The description of the Registrant's Common Stock is set forth under the caption "Description of Securities" contained in the prospectus included in the Company's Registration Statement on Form SB-2, as amended (File No. 333-138672), is hereby incorporated by reference in response to this item.

ITEM 2.        EXHIBITS

The following Exhibits are incorporated herein by reference pursuant to Rule 12b-32:

Exhibit No.	Document Description

3.1	Certificate (Articles) of Incorporation as filed with the Nevada Secretary of State on February 19, 1999. (1)
3.2	Certificate of Amendment of the Articles of Incorporation filed with the Nevada Secretary of State on February 23, 1999. (1)
3.3	Certificate of Amendment of the Articles of Incorporation filed with the Nevada Secretary of State on June 8, 1999. (1)
3.4	Certificate of Amendment of the Articles of Incorporation filed with the Nevada Secretary of State on January 13, 2004 (1)
3.5	Bylaws (1)
4	Instrument Defining the Right of Holders - Form of Share Certificate (1)
5.1	Legal Opinion & Consent (2)
23.1	Consent of Dale Matheson Carr-Hilton LaBonte LLP (2)
23.2	Consent of L.L. Bradford & Company, LLC (2)
99.1	Subscription Agreement (1)

(1)	Previously filed as an exhibit to the Registration Statement on Form SB-2 on November 14, 2006.
(2)	Previously filed as an exhibit to the Registration Statement on Form SB-2 Amendment No. 7 on August 7, 2007.

SIGNATURES

In accordance with Section 12 of the Exchange Act of 1934, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 11th day of September, 2007.

LEGACY MINING LTD.
(Registrant)

BY:	/s/ Robert Klein
Robert Klein, President, Director, Chief
Executive Officer